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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the Form S-3 Prospectus contained therein (No. 33-46343), in the Registration Statements on Form S-3 (No. 333-26069 and No. 333-32926) and in the Registration Statements on Form S-8 (No. 333-60484, No. 33-45083, No. 33-78158, No. 33-78150, No. 33-32013, No. 333-69457, No.
333-95291, No. 333-32924 and No. 333-42286) of QUALCOMM Incorporated of our report dated November 6, 2002, except for Note 15 which is as of November 21, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 22, 2002